[DESCRIPTION] Exhibit 4

Prepared by and Return to:
Gregory W. Glass
Sobering, White & Luczak, P.A.
201 South Orange Ave., Ste. 1000
Orlando, FL 32801

--------------------------------------------------------------------------------

                       FLORIDA WATER SERVICES CORPORATION,
                formerly known as Southern States Utilities, Inc.

                                       to

                         SUNTRUST BANK, CENTRAL FLORIDA,
                              NATIONAL ASSOCIATION,



                  Successor to NationsBank of Georgia, National
                Association, as Trustee under Indenture dated as
                                of March 1, 1993.


                         -------------------------------

                          SECOND SUPPLEMENTAL INDENTURE



                 Relating to up to $10,000,000 Principal Amount
                     of First Mortgage Bonds, 8.137% Series
                                due July 31, 2022


                         -------------------------------

                           Dated as of March 31, 1997

--------------------------------------------------------------------------------

                         SECOND SUPPLEMENTAL INDENTURE

         THIS  SECOND   SUPPLEMENTAL   INDENTURE   (the  "Second   Supplemental
Indenture") is made and entered into as of the 31st day of March, 1997 by and between (i) FLORIDA WATER SERVICES CORPORATION, a Florida corporation, formerly known as Southern States Utilities, Inc. (hereinafter called the "Company") and
(ii) SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, successor to NationsBank of Georgia, National Association, as Trustee (the "Trustee").

        WHEREAS, the Company has executed and delivered that certain Indenture dated as of March 1, 1993 (the "Original Indenture") to Nationsbank of Georgia, National Association, a national banking association (the "Original Trustee") to secure the payment of Securities issued or to be issued under and in accordance with the provisions thereof, which Indenture was recorded in multiple Florida Counties, all as set forth on Composite Exhibit A attached hereto and made a part hereof,

         WHEREAS, pursuant to the terms of Section 1701 of the Original Indenture, the Company and the Original Trustee entered into that certain First Supplemental Indenture (the "First Supplemental Indenture") dated as of March 1, 1993, recorded as set forth on Composite Exhibit A, relating to those certain First Mortgage Bonds Variable Rate Series Due December 31, 1993 (the "Securities of the First Series") and those certain First Mortgage Bonds 8.73% Series due
January 31, 2013 (the "Securities of the Second Series"). The Original Indenture, as supplemented by the First Supplemental Indenture, is hereinafter referred to as the "Supplemented Indenture"; the Supplemented Indenture, as further supplemented by this Second Supplemental Indenture, is hereinafter referred to as the "Indenture";

        WHEREAS, the Securities of the First Series have been fully retired and the Securities of the Second Series in the aggregate principal amount of Forty-Five Million Dollars ($45,000,000.00) are owned and held by CoBank, ACB, formerly known as National Bank for Cooperatives ("CoBank");

         WHEREAS, pursuant to that certain Agreement of Resignation, Appointment and Acceptance dated December 4, 1995, among the Company, the Original Trustee and The Bank of New York (the "Intermediate Trustee"), the Intermediate Trustee succeeded to all of the rights, duties and obligations of the Original Trustee under the Indenture;

         WHEREAS, pursuant to that certain Agreement of Resignation, Appointment and Acceptance dated March 31, 1996, among the Company, the Intermediate Trustee and the Trustee, the Trustee succeeded to all of the rights, duties and obligations of the Intermediate Trustee under the Indenture;

         WHEREAS, Section 1701 of the Original Indenture provides that the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Original Indenture, for various purposes including to correct or amplify the description of any property at any time subject to the Lien of the Indenture, to subject to the Lien of the Indenture any additional property, to add one or more covenants of the Company and to establish the terms of Securities of any series as contemplated by Section 201 of the Original Indenture;

        WHEREAS, the Company now desires to correct the description of certain property subject to the Lien of the Indenture, to subject certain additional property to the Lien of the Indenture, to create a third series of Securities and to add to the covenants contained in the Supplemented Indenture to be observed by the Company;

         WHEREAS, the execution and delivery by the Company of this Second Supplemental Indenture, and the terms of the third series of Securities, have been duly authorized by the Company as provided in the Supplemented Indenture;

         WHEREAS, Section 1702 of the Original Indenture provides that the Company and the Trustee may, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series so affected, amend or modify any of the covenants or other provisions contained in the Supplemented Indenture;

    WHEREAS, the amendments and modifications to the Supplemented Indenture as set forth in this Second Supplemental Indenture have been consented to by the Holder of a majority in aggregate principal amount of the Securities of the Second Series, as evidenced by a consent attached to this Second Supplemental Indenture;

         NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH, that, in consideration of the premises and of Ten Dollars ($10) to it duly paid by the Trustee at or before the ensealing and delivery of this Second Supplemental Indenture, the receipt whereof is hereby acknowledged, and to secure the payment of the principal of and interest on the Securities and the performance of the covenants in the Indenture and herein contained and to declare the terms and conditions on which the Securities are secured, and in consideration of the premises and of the purchase of the Securities by the Holder thereof, the Company by these presents does grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and grant a security interest in, all of the Trust Estate, and including those parcels of the land described on Exhibit B attached hereto and made a part hereof, together with all of the buildings, improvements, plants, systems, works, structures, water, sewer and other property, pipelines, conduits, meters, machinery, materials, supplies, implements, stations, substations, equipment, instruments, house and structure connections and all other appliances, apparatus, fixtures, fittings and equipment of every nature and kind whatsoever, pertaining to or useful in the operation of the Company's utility business, which is placed upon or used in connection with such real property.

         TO HAVE AND TO HOLD all said Trust Estate unto the Trustee and its successors and assigns forever.

         SUBJECT,  HOWEVER,  to Permitted Liens and, to the extent  permitted by
Section 704 of the Original Indenture, as to property hereafter acquired, Prior Liens existing on the date of acquisition or purchase money mortgages.

         BUT IN TRUST, NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Supplemented Indenture, this Second Supplemental Indenture being supplemental thereto.

         AND IT IS HEREBY COVENANTED by the Company that all terms, conditions, provisos, covenants and provisions contained in the Supplemented Indenture shall affect and apply to the Trust Estate and to the estate, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors as Trustee of said property in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Indenture, and had been specifically and at length described in and conveyed to said Trustee, by the Indenture as a part of the property therein stated to be conveyed.

         The Company further covenants and agrees to and with the Trustee, and its successors in said trust under the Indenture, as follows:

                                  ARTICLE FIRST

                             Amendment to Indenture

SECTION 1.01. Confirmation of Waivers.

         The requirements of Section 3.09(B) of the First Supplemental Indenture, pertaining to the Marco Island System Assets, have been waived with the consent of CoBank, as Holder of all of the Securities Outstanding under the Indenture, and such Marco Island System Assets shall continue to constitute Excepted Property, as set forth in paragraph K of the Excepted Property Clause contained in the Original Indenture.

SECTION 1.02. Correction of Legal Descriptions - Original Indenture.

         Exhibit A attached to and incorporated into the Original Indenture is hereby corrected and revised as set forth on Exhibit C attached hereto and made a part hereof; provided, however, attachment of such revised Exhibit A is intended only to correct certain typographical errors contained in the original Exhibit A attached to the Original Indenture and is not intended to impair the operation or effect of any previously granted partial release with respect to any property identified or referred to therein.

SECTION 1.03. Amendments to Original Indenture and First Supplemental Indenture.


         (A) All references in the First Supplemental Indenture, including, without limitation, the reference in Section 2.61 thereof, to "8.73%" are hereby amended to read "8.53%."

         (B) The references in Section 2.02(B) of the First Supplemental Indenture to "March 31, 1996" is hereby amended to read "July 31, 2000."

         (C) Paragraphs J and L of the Excepted Property Clause of the Original Indenture are hereby deleted in their entireties.

         (D) With the exception of the amendments to the First Supplemental Indenture and the Original Indenture as expressly set forth in this Second Supplemental Indenture, the Company hereby confirms that the First Supplemental Indenture and the Original Indenture remain in full force and effect, and that there has been no novation of, and that the execution and delivery of this Second Supplemental Indenture shall not constitute a novation of, the indebtedness evidenced by the Securities of the Second Series.

                                 ARTICLE SECOND

                         Securities of the Third Series

SECTION 2.01. Description of Series.

         There shall be a series of Securities designated '8.137% Series due July 31, 2022" (herein sometimes referred to as the "Securities of the Third Series"), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established in an Officer's Certificate as provided in the Indenture, shall contain suitable provisions with respect to the matters hereinafter in this Article specified. The aggregate principal amount of Securities of the Third Series which may be authenticated and delivered under the Indenture is limited to Ten Million Dollars ($10,000,000.00), except as provided in Sections 205 and 206 of the Original Indenture. Securities of the Third Series shall mature on July 31, 2022 and shall be issued as fully registered Securities in denominations of One Thousand Dollars and, at the option of the Company, in any integral multiple or multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof); they shall bear interest at the rate of 8.137% per annum, payable on July 3 1, 1997 for the period from March 31, 1997 to July 31, 1997, and semi-annually on January 31 and July 31 of each year thereafter until Maturity; the principal of, premium, if any, and interest on each said Security to be payable at the office or agency of the Company in Apopka, Florida, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Securities of the Third Series shall be dated as in the Indenture provided. Interest on the Securities of the Third Series shall be computed on the actual number of days elapsed on the basis of a year consisting of 360 days. If the Company shall default in the payment of the principal of, or premium or interest on, any Security of the Third Series, the Company shall pay to the Holder of such Security such overdue principal, premium or interest, together with interest on such overdue principal and (to the extent permitted by law) on such overdue premium or interest at the rate borne by such Security immediately prior to such default plus two per centum (2%) per annum.

         The Regular Record Date referred to in Section 207 of the Indenture for the payment of the interest on the Securities of the Third Series payable on any Interest Payment Date shall be the first Business Day next preceding such Interest Payment Date.

         The Company shall be exempt from filing the Cash Flow Certificate provided in Section 301(d) of the Original Indenture with respect to the issuance of Securities of the Third Series.

SECTION 2.02. Optional Redemption of Securities of the Third Series.

         (I) Securities of the Third Series shall be redeemable on any Business Day, at the option of the Company, in whole or in part in accordance with
Section 903 of the Original Indenture from time to time, prior to maturity, upon notice delivered to each Holder at its last address appearing on the Security Register not less than one Business Day prior to the date fixed for redemption, at a Redemption Price ("Third Series General Redemption Price") (expressed as a percentage of the principal amount of the Securities to be redeemed) equal to the sum of (i) one hundred per centum (100%) plus (ii) a "Third Series Prepayment Surcharge" calculated as hereinafter provided, in each case together with accrued interest to the date fixed for redemption. For purposes of calculating the Third Series General Redemption Price, the Third Series Prepayment Surcharge shall be calculated as follows:

               (A) Determine the difference between: (1) eight and 137/1000 per centum (8.137%) minus (2) the Discount Rate, as hereinafter defined, as of the Redemption Date.

               (B) Add one half (1/2) of one per centum (1%) to such difference (such that the minimum result shall at all times be 1/2 of 1% if the redemption occurs prior to July 31, 2000; thereafter, no amount shall be added in this step (B) provided that, in any event, the minimum result shall be at least zero).

               (C) Divide the result determined in (B) above by 2.

               (D) For each semi-annual period or portion thereof during which the principal amount redeemed was scheduled to have been Outstanding, multiply the amount described in (C) above by the portion of the principal amount redeemed that was scheduled to have been Outstanding on the last day of such semi-annual period (such that there is a calculation for each semi-annual period during which the principal amount redeemed was scheduled to have been Outstanding).

               (E) Determine the present value of each semi-annual calculation made under (D) above based upon the scheduled time that interest on the principal amount redeemed would have been payable and the Discount Rate as of the Redemption Date.

               (F) Add all of the calculations made under (E) above. The result shall be the Third Series Prepayment Surcharge.

         Unless otherwise agreed with a majority of the Holders of the Securities of the Third Series to be Outstanding after a redemption under this Section, the Securities redeemed under this Section may not be used as a credit for the redemption of Securities provided for in Section 2.03 of this Second Supplemental Indenture.

         (II) A notice containing the calculation of the Third Series General Redemption Price shall be prepared by the Company and delivered to the Trustee and the Holders of the Securities of the Third Series to be redeemed on the Business Day next preceding the Redemption Date. The calculation set forth in such notice shall be final unless the Holders of the Securities so redeemed notify the Company and the Trustee of an error in such calculations within 30 days after notice of such calculation. If it is determined that the Company has made an error in such calculation and the Company pays the difference to such Holders promptly after such determination, then the Company shall not be deemed to be in default under the Indenture by reason of late payment of such difference.

          (III) As pertains to Securities of the Third Series, the "Discount Rate" shall mean an interest rate determined by adding to the yield on treasury bonds having maturities equal to the weighted average life to maturity of the Securities to be redeemed, determined as necessary by interpolation of treasury bonds having the next longer and next shorter maturities ("Treasury Yield"), as reported on the "MMKS" Reuters monitor screen for the Business Day prior to the Redemption Date for such Securities, the following:

               (A) the estimated spread of Farm Credit Securities over the Treasury Yield for such day, as reported in a Farm Credit Funding Corporation Interest Rate Summary report, and

               (B) the estimated dealer concession, obtained by a polling of Farm Credit Funding Corporation dealers on the Business Day next preceding the Redemption Date, for issuing Farm Credit Securities having a weighted average life equal to the number of days between the Redemption Date and Maturity for Securities of the Third Series to be redeemed.

       In the event any fact required for such calculation is not available, the computation of Discount Rate shall be made on the basis of a reasonably equivalent method of determination.

SECTION 2.03. Sinking Fund for Securities of the Third Series.

      So long as any Securities of the Third Series shall remain Outstanding, the Company shall redeem the principal thereof in accordance with the following schedule, commencing on July 31, 1997 and semi-annually on or before each January 31 and July 31 thereafter, through and including July 31, 2022:

July 31, 1997        $ 61,241.65           January 31, 1998          $ 63,733.27
July 31, 1998        $ 66,326.25           January 31, 1999          $ 69,024.74

July 31,  1999       $ 71,833.01           January 31, 2000          $ 74,755.54
July 31,  2000       $ 77,796.96           January 31, 2001          $ 80,962.13
July 31,  2001       $ 84,256.08           January 31, 2002          $ 87,684.04
July 31,  2002       $ 91,251.46           January 31, 2003          $ 94,964.03
July 31,  2003       $ 98,827.64           January 31, 2004          $102,848.44
July 31,  2004       $107,032.83           January 31, 2005          $111,387.46
July 31,  2005       $115,919.26           January 31, 2006          $120,635.44
July 31,  2006       $125,543.49           January 31, 2007          $130,651.23
July 31,  2007       $135,966.77           January 31, 2008          $141,498.58
July 31,  2008       $147,255.45           January 31, 2009          $153,246.54
July 31,  2009       $159,481.37           January 31, 2010          $165,969.87
July 31,  2010       $172,722.36           January 31, 2011          $179,749.56
July 31,  2011       $187,062.68           January 31, 2012          $194,673.32
July 31,  2012       $202,593.60           January 31, 2013          $210,836.13
July 31,  2013       $219,433.99           January 31, 2014          $228,340.85
July 31,  2014       $237,630.90           January 31, 2015          $247,298.91
July 31,  2015       $257,360.27           January 31, 2016          $267,830.97
July 31,  2016       $278,727.67           January 31, 2017          $290,067.71
July 31,  2017       $301,869.11           January 31, 2018          $314,150.66
July 31,  2018       $326,931.88           January 31, 2019          $340,233.10
July 31,  2019       $354,075.49           January 31, 2020          $368,481.05
July 31,  2020       $383,472.70           January 31, 2021          $399,074.28
July 31,  2021       $415,310.62           January 31, 2022          $432,207.53
July 31,  2022       $449,791.13



                                  ARTICLE THIRD

                      Additional Covenants for Third Series

SECTION 3.01. Asset Sale Restrictions for the Third Series.

         (A) So long as any Securities of the Third Series remain Outstanding, if the Company requests the release of Property Additions pursuant to Section 1003 or 1004 of the Original Indenture (other than for purposes of sales of property pursuant to or under threat, reasonably believed by the Company to be genuine, of the exercise of a power of eminent domain or for tax exempt financing pursuant to Section 1009 of the Original Indenture), the Officer's Certificate filed in connection with such release shall identify the Property Additions that are to be so released.

         (B) So long as any Securities of the Third Series remain Outstanding, if the aggregate amount of Property Additions released upon such basis during any calendar year shall exceed ten per centum (10%) of the amount of Net Property Additions shown in the most recent Property Additions Certificate filed with the Trustee, then the Company shall promptly notify the Trustee and, if there is only one Holder of Securities of such Series, such Holder; and the Company shall within forty-five days thereafter redeem or have otherwise retired (other than pursuant to Section 2.03 of this Second Supplemental Indenture), except to the extent waived by the Holder, an aggregate principal amount of Securities of such Series equal to a pro rata portion of the amount of such excess, such pro rata portion to be based upon the ratio of (a) the then Outstanding aggregate principal amount of Securities of the Third Series, to (b) the then Outstanding aggregate principal amounts of

Securities of the Second Series and of the Third Series; provided however, that to the extent the Holders of the Securities of the Second Series waive any right of redemption under Section 4.01(B) of this Second Supplemental Indenture as provided in Section 4.01(D) hereof, an additional principal amount of Securities of the Third Series, in an amount equal to the amount waived by the Holders of the Securities of the Second Series, shall be redeemed as provided in this
Section 3.01(B), except to the extent waived by the Holders of the Securities of the Third Series.

         (C) So long as any Securities of the Third Series remain Outstanding, if the aggregate amount of Property Additions released since March 1, 1993 upon such basis shall exceed twenty five per centum (25%) of the amount of Net Property Additions shown in the most recent Property Additions Certificate filed with the Trustee, then the Company shall promptly notify the Trustee and, if there is only one Holder of Securities of such Series, such Holder; and the Company shall within forty-five days thereafter redeem or have other-wise retired (other than pursuant to Section 2.03 of this Second Supplemental Indenture), except to the extent waived, an aggregate principal amount of Securities of such Series equal to a pro rata portion of the amount of such excess, such pro rata portion to be based upon the ratio of (a) the then Outstanding aggregate principal amount of Securities of the Third Series, to (b) the then Outstanding aggregate principal amounts of Securities of the Second Series and of the Third Series; provided, however, that to the extent the Holders of the Securities of the Second Series waive any right of redemption under Section 4.01(C) of this Second Supplemental Indenture as provided in
Section 4.01(D) hereof, an additional principal amount of Securities of the Third Series, in an amount equal to the amount waived by the Holders of the Securities of the Second Series, shall be redeemed as provided in this Section 3.01(C), except to the extent waived by the Holders of the Securities of the Third Series.

         (D) With respect to the redemptions described in paragraphs (B) and (C) above, the Company shall receive a credit for any Securities of the Third Series (excluding Securities redeemed pursuant to Section 2.03 of this Second Supplemental Indenture) retired prior to the respective Redemption Date. With respect to the redemptions described in paragraphs (B) and (C) above, the Redemption Price shall be the Third Series General Redemption Price, plus interest accrued to the Redemption Date. Such redemption shall be prorated among Holders of Securities of the Third Series except to the extent waived; any Holder may waive its right to such redemption by delivering a written waiver to the Trustee, in such form as the Trustee shall deem acceptable, with a copy to the Company, within ten days after the date of such notice of redemption.

         (E) Unless otherwise agreed with a majority of the Holders of the Securities of the Third Series to be Outstanding after a redemption under this Section, the Securities redeemed under this Section may not be used as a credit for the redemption of Securities provided for in Section 2.03 of this Second Supplemental Indenture.

SECTION 3.02. Ownership by Minnesota Power & Light Company.

         So long as any Securities of the Third Series remain Outstanding, if the Company's entire common stock shall cease to be owned, directly or indirectly, by Minnesota Power & Light Company, then the Company shall promptly notify the Trustee and, if there is only one Holder of Securities of such Series, such Holder; and the Company shall redeem, within ninety days thereafter and upon at least thirty days' notice, all of the Securities of such Series then Outstanding at the Third Series General Redemption Price, respectively, plus interest accrued to the Redemption Date. Any Holder of such Series may waive its right to such redemption by delivering a written waiver to the Trustee, in such form as the Trustee shall deem acceptable, with a copy to the Company, within ten days after the date of such notice of redemption.

SECTION 3.03. Additional Debt Covenants.

         (A) So long as any Securities of the Third Series shall remain Outstanding, the Company shall file a Cash Flow Certificate with the Trustee on or before March 31 of each calendar year after 1996 for the period of twelve consecutive calendar months ending December 31 of the immediately preceding calendar year and stating the ratio of its Total Debt divided by its Cash Flow, determined in accordance with generally accepted accounting principles existing as of the date of the First Supplemental Indenture, as shown by such certificate ("Annual Total Debt/Cash Flow Ratio"). If the annual Total Debt/Cash Flow Ratio shall exceed the maximums specified below for the corresponding period:

          Twelve Month
          Period Ending                         Maximum Total Debt/
           December 31,                               Cash Flow Ratio
          -------------                               ---------------

          1996 and thereafter                              15:1

then the Company shall promptly notify the Trustee and, if there is only one Holder of Securities of such Series, such Holder; and the Company shall redeem, within ninety days thereafter and upon at least thirty days' notice, an aggregate principal amount of the Securities of such Series then Outstanding equal to a pro rata portion of the amount sufficient to cause the Annual Total Debt/Cash Flow Ratio to equal the appropriate maximum, such pro rata portion to be based upon the ratio of (a) the then Outstanding aggregate principal amount of Securities of the Third Series to (b) the then Outstanding aggregate principal amounts of the Securities of the Second Series and of the Third Series; provided, however, that to the extent the Holders of the Securities of the Second Series waive any right of redemption under Section 4.03(A) of this Second Supplemental Indenture as provided in such Section 4.03(A), an additional principal amount of Securities of the Third Series, in an amount equal to the amount waived by the Holders of the Securities of the Second Series, shall be redeemed as provided in this Section 3.03(A), except to the extent waived by the Holders of the Securities of the Third Series. The Redemption Price shall be the Third Series General Redemption Price, plus interest accrued to the Redemption Date. The Holders of a majority of the Securities of the Third Series then Outstanding may waive such redemption by delivering a written waiver to the Trustee, in such form as the Trustee shall deem acceptable, with a copy to the Company, within ten days after the date of such notice of redemption.

         (B) So long as any Securities of the Third Series shall remain Outstanding, the Company shall file with the Trustee, on or before March 31 of each calendar year, an Accountant's Certificate showing as of December 31 of the immediately preceding calendar year (1) the aggregate principal amount of Securities then Outstanding and (2) the net book value of property, plant and equipment, determined in accordance with generally accepted accounting principles existing as of the date of the First Supplemental Indenture, which constitute Property Additions. If such aggregate principal amount of Securities then Outstanding exceeds sixty per centum (60%) of the net book value of such property, plant and equipment then the Company shall promptly notify the Trustee and, if there is only one Holder of Securities of the Third Series, such Holder; and the Company shall redeem, within ninety days thereafter and upon at least thirty days' notice, a principal amount of the Securities of such Series then Outstanding equal to a pro rata portion of the amount necessary to cause the aggregate principal amount of Securities then Outstanding to equal sixty per centum (60%) of the net book value of such property, plant and equipment, such pro rata portion to be based upon the ratio of (a) the then Outstanding aggregate principal amount of Securities of the Third Series, to (b) the then Outstanding aggregate principal amounts of Securities of the Second Series and of the Third Series; provided, however, that to the extent the Holders of the Securities of the Second Series waive any right of redemption under Section
4.03(B) of this Second Supplemental Indenture as provided in such Section 4.03(B), an additional principal amount of Securities of the

Third Series, in an amount equal to the amount waived by the Holders of the Securities of the Second Series, shall be redeemed as provided in this Section 3.03(B), except to the extent waived by the Holders of the Securities of the Third Series. The Redemption Price shall be the Third Series General Redemption Price, plus interest accrued to the Redemption Date. The Holders of a majority of the Securities of the Third Series then Outstanding may waive such redemption by delivering a written waiver to the Trustee, in such form as the Trustee shall deem acceptable, with a copy to the Company, within ten days after the date of such notice of redemption.

         (C) So long as any Securities of the Third Series shall remain Outstanding, the Company shall file with the Trustee, on or before March 31 of each calendar year, an Accountant's Certificate showing as of December 31 of the immediately preceding calendar year (1) the Total Debt of the Company, and (2) the Company's Capitalization, determined in accordance with generally accepted accounting principles existing as of the date of the First Supplemental
Indenture: If such Total Debt exceeds sixty-five per centum (65%) of Capitalization, then the Company shall promptly notify the Trustee and, if there is only one Holder of Securities of such Series, such Holder; and the Company shall redeem, within ninety days thereafter and upon at least thirty days' notice, a principal amount of the Securities of such Series then Outstanding equal to a pro rata portion of the amount necessary to cause Total Debt to equal not more than sixty-five per centum (65%) of Capitalization, determined in accordance with generally accepted accounting principles existing as of the date of the First Supplemental Indenture, such pro rata portion to be based upon the ratio of (a) the then Outstanding aggregate principal amount of Securities of the Third Series, to (b) the then Outstanding aggregate principal amounts of Securities of the Second Series and of the Third Series; provided, however, that to the extent the Holders of the Securities of the Second Series waive any right of redemption under Section 4.03(C) of this Second Supplemental Indenture as provided in such Section 4.03(C), an additional principal amount of Securities of the Third Series, in an amount equal to the amount waived by the Holders of the Securities of the Second Series, shall be redeemed as provided in this
Section 3.03(C), except to the extent waived by the Holders of the Securities of the Third Series. The Redemption Price shall be the Third Series General Redemption Price, plus interest accrued to the Redemption Date. The Holders of a majority of the Securities of the Third Series then Outstanding may waive such redemption by delivering a written waiver to the Trustee, in such form as the Trustee shall deem acceptable, with a copy to the Company, within ten days after the date of such notice of redemption.

        (D) So long as any Securities of the Third Series shall remain Outstanding, the Holders of a majority of the Securities of such Series then Outstanding may, from time to time but not more than once during any calendar year, upon thirty days notice, request that the Company file with the Trustee, as of the end of any calendar month other than December within sixty days after the end of such month, the Cash Flow Certificate provided in Section 3.03(A) hereof and the Accountant's Certificates provided in Section 3.03(B) and 3.03(C) of this Second Supplemental Indenture. The same redemption provisions shall apply as if such Cash Flow Certificate and Accountant's Certificates had been delivered pursuant to such Section 3.03(A), 3.03(B) or 3.03(C) of this Second Supplemental Indenture, using with respect to Section 3.03(A) the maximum for the period ending on the December 31 next preceding such calendar month.

        (E) Unless otherwise agreed by a majority of the Holders of the Securities of the Third Series to be Outstanding after a redemption under this
Section 3.03, the Securities redeemed under this Section 3.03 may not be used as a credit for the redemption of Securities provided for in Section 2.03 of this Second Supplemental Indenture.

SECTION 3.04. Restricted Payments.

         So long as any Securities of the Third Series remain Outstanding, the Company shall not declare or pay any Restricted Payments unless the Company files an Accountant's Certificate with the Trustee and, if there is only one Holder of Securities of the Third Series, sends a copy to such Holder, within thirty days prior to such declaration or payment stating that (A) the amount of such payment shall not exceed cumulative net additions to or deductions from Surplus, determined in accordance with generally accepted accounting principles existing as of the date of this Second Supplemental Indenture, made after December 31, 1992 (excluding any gains on sale of Property Additions during the immediately preceding 12 months in excess of twenty per centum (20%) of the net additions to Surplus made during such 12 month period); and (B) that after such payment Capital plus Surplus shall equal at least thirty-five per centum (35%) of Capitalization, determined in accordance with generally accepted accounting principles existing as of the date of the First Supplemental Indenture.

SECTION 3.05. Redemption Upon Taking of Property by Eminent Domain, etc.

         So long as any Securities of the Third Series shall remain Outstanding, any Officer's Certificate provided under Section 1006 of the Original Indenture shall also state the net book value of the Mortgaged Property described therein as taken or sold, and shall also state the net book value of such Mortgaged Property that does not constitute Property Additions. Notwithstanding anything to the contrary contained in Section 1006 of the Original Indenture, should the aggregate net book value of Mortgaged Property taken by the exercise of the power of eminent domain or sold to an entity possessing the power of eminent domain, or to its designee, under a threat, reasonably believed by the Company to be genuine, to exercise the same, be in excess of Fifteen Million Dollars ($15,000,000), the Company shall redeem, within ninety days of such taking or sale and upon at least thirty days' notice, or have otherwise retired, except to the extent waived, an aggregate principal amount of Securities of such Series then Outstanding equal to an amount determined pursuant to the next sentence, at the Redemption Price of par plus interest accrued to the Redemption Date. The principal amount of Securities of the Third Series to be redeemed pursuant to this Section 3.05 shall be calculated by dividing (1) the aggregate amount of Property Additions so taken or sold plus the aggregate net book value of all Mortgaged Property so taken or sold which are not Property Additions by (2) the amount of Net Property Additions shown on the most recent Property Additions Certificate filed with the Trustee and multiplying such ratio by the aggregate principal amount of Securities of such Series then Outstanding; provided, however, that to the extent the Holders of the Securities of the Second Series waive any right of redemption under Section 4.05 of this Second Supplemental Indenture as provided in such Section 4.05, an additional principal amount of Securities of the Third Series shall be redeemed as provided in this Section
3.05 in an amount equal to the amount waived by the Holders of the Securities of the Second Series, except to the extent waived by the Holders of the Securities of the Third Series. Such redemption shall be prorated among Holders of Securities of such Series except to the extent waived; any Holder may waive its right to such redemption by delivering a written waiver to the Trustee, in such form as the Trustee shall deem acceptable, with a copy to the Company, within ten days after the date of such notice of redemption; such waiver shall not cause a recalculation of the proration.

SECTION 3.06. Maintenance of Business.

         So long as any Securities of the Third Series remain Outstanding, if the Company ceases to continue substantially in the business of providing water and waste water utility service in the State of Florida, then the Company shall promptly notify the Trustee and, if there is only one Holder of Securities of such Series, such Holder; and the Company shall redeem, within ninety days and upon at least thirty days notice, all of the Securities of such Series then Outstanding at the Third Series General Redemption Price, plus interest accrued to the Redemption Date. Any Holder may waive its right to such redemption by delivering a written waiver to the Trustee, in such form as the Trustee shall deem acceptable, with a copy to the Company, within ten days after the date of such notice of redemption.

SECTION 3.07. Return of Redemption Moneys upon Waiver.

         Upon receipt of any waiver of redemption by any Holder, the Trustee shall return to the Company the redemption money, if any, held by the Trustee for the redemption of such Holder's Securities.

SECTION 3.08. Special Merger Provisions.

         So long as any Securities of the Third Series remain Outstanding, the Company- shall not merge or consolidate with another entity unless the Company shall have filed with the Trustee, and, if there is only one Holder of Securities of such Series, such Holder, an Officer's Certificate stating that
(1) the Company or an entity directly or indirectly owned one hundred per centum (100%) by Minnesota Power & Light Company shall be the continuing and surviving corporation and, (2) after such merger or consolidation, there shall exist no Event of Default or event which, with the lapse of time or giving of notice, or both, would constitute an Event of Default, and the Company shall be able to issue at least One Dollar ($1) of Securities under the provisions of
Section 401 or 501 of the Indenture, in each case, using a Cash Flow Certificate stating an Annual Total Debt/Cash Flow Ratio not to exceed the maximums specified in Section 3.03(A) hereof (using the maximum for the period ending on the December 31 next preceding such merger) rather than the Cash Flow Certificate provided in Section 301(d) of the Original Indenture.

SECTION 3.09. Bond Purchase Agreement.

         So long as CoBank shall be the sole owner of all Securities of the Third Series then Outstanding, the Company shall redeem, within ten days, an aggregate principal amount of Securities of such Series, the redemption of which is demanded, in a certificate, signed by the President, any Vice President or any Assistant Vice President of CoBank, stating that CoBank is entitled to such redemption under the Bond Purchase Agreement dated March 31, 1997 between CoBank and the Company, describing the event giving CoBank such right of redemption, and stating that such redemption is required by terms of such Bond Purchase Agreement. The Redemption Price shall be the Third Series General Redemption Price, plus interest accrued to the Redemption Date.

SECTION 3.10. Property Additions Certificates.

         So long as any Securities of the Third Series shall remain Outstanding, the Company shall file a Property Additions Certificate with the Trustee at least once during each calendar year.

SECTION 3.11. Amendment to Indenture; Acceleration.

         So long as the aggregate principal amount of Securities of the Third Series then Outstanding, combined, if and only if the Holder of a majority in aggregate principal amount of the Securities of the Third Series then Outstanding is also the Holder of a majority in aggregate principal amount of the Securities of the Second Series then Outstanding, with the aggregate principal amount of the Securities of the Second Series then Outstanding, exceeds twenty-five per centum (25%) of the aggregate principal amount of Securities of all series then Outstanding, the words "twenty-five per centum (25%)" shall be substituted for the words "thirty-three and one-third per centum (33 1/3%)" in Section 1102 of the Original Indenture. In case any Securities of the Third

Series are paid by reason of a declaration of acceleration pursuant to Section 1102 of the Original Indenture, the Company shall pay to the Holders of such Securities a premium equal to the Prepayment Surcharge, calculated as provided in Section 2.02 of this Second Supplemental Indenture with respect to the Third Series multiplied by the aggregate principal amount of such Securities so accelerated, provided that the payment of such premium does not render the Company insolvent. If the aggregate principal amount of Securities of the Third Series then Outstanding, combined, if and only if the Holder of a majority in aggregate principal amount of the Securities of the Third Series then Outstanding is also the Holder of a majority in aggregate principal amount of the Securities of the Second Series then Outstanding, with the aggregate principal amount of the Securities of the Second Series then Outstanding, exceeds twenty-five per centum (25%) of the aggregate principal amount of Securities of all series then Outstanding and an Event of Default shall exist, then the Holders of the Securities of the Third Series may demand the redemption of such Securities of the Third Series held by them upon ten days written notice to the Company and the Trustee. The Redemption Price shall be the Third Series General Redemption Price, respectively, plus interest accrued to the Redemption Date.

SECTION 3.12. Redemptions on a Business Day

         In the event any Redemption  Date for a redemption  required by Section
3.03 hereof shall not be a Business Day, interest on the principal amount then due shall accrue to and be paid on the next Business Day; provided that the Company may, at its option, upon ten (10) days prior notice to the Trustee and the Holders, satisfy a redemption required by Section 3.03 hereof on the Business Day prior to the applicable Redemption Date at a Redemption Price equal to par plus interest accrued to such prior Business Day. Any other Redemption Date for Securities of the Third Series shall be on a Business Day.

SECTION 3.13. Amendment or Waiver of Covenants.

         The provisions of this Article Third may be waived or amended, at the request of the Company, with the written consent of the Holders of at least a majority of the aggregate principal amount of the Securities of the Third Series then Outstanding. So long as the aggregate principal amount of Securities of the Third Series then Outstanding, combined, if and only if the Holder of a majority in aggregate principal amount of the Securities of the Third Series then Outstanding is also the Holder of a majority in aggregate principal amount of the Securities of the Second Series then Outstanding, with the aggregate principal amount of the Securities of the Second Series then Outstanding, exceeds twenty-five per centum (25%) of the aggregate principal amount of Securities of all series then Outstanding, the provisions of this Article Third may not be waived nor amended without the written consent of the Holders of at least a majority of the aggregate principal amount of Securities of the Third Series then Outstanding, except as otherwise specifically provided herein.

                                 ARTICLE FOURTH

                       Amended Covenants for Second Series

SECTION 4.01. Asset Sale Restrictions for the Second Series.

         (A) So long as any Securities of the Second Series remain Outstanding, if the Company requests the release of Property Additions pursuant to Section 1003 or 1004 of the Original Indenture (other than for purposes of sales of property pursuant to or under threat, reasonably believed by the Company to be genuine, of the exercise of a power of eminent domain or for tax exempt financing pursuant to Section 1009 of the

Original Indenture), the Officer's Certificate filed in connection with such release shall identify the Property Additions that are to be so released.

         (B) So long as any Securities of the Second Series remain Outstanding, if the aggregate amount of Property Additions released since March 31, 1993 upon such basis during any calendar year shall exceed ten per centum (10%) of the amount of Net Property Additions shown in the most recent Property Additions Certificate filed with the Trustee, then the Company shall promptly notify the Trustee and, if there is only one Holder of Securities of such Series, such Holder; and the Company shall within forty-five days thereafter redeem or have otherwise retired (other than pursuant to Section 2.03 of the First Supplemental Indenture), except to the extent waived by the Holder, an aggregate principal amount of Securities of such Series equal to a pro rata portion of the amount of such excess, such pro rata portion to be based upon the ratio of (a) the then Outstanding aggregate principal amount of Securities of the Second Series, to
(b) the then Outstanding aggregate principal amounts of Securities of the Second Series and of the Third Series; provided, however, that to the extent the Holders of the Securities of the Third Series waive any right of redemption under Section 3.01(B) of this Second Supplemental Indenture as provided in such
Section 3.01(D), an additional principal amount of Securities of the Second Series, in an amount equal to the amount waived by the Holders of the Securities of the Third Series, shall be redeemed as provided in this Section 4.01(B), except to the extent waived by the Holders of the Securities of the Second Series.

         (C) So long as any Securities of the Second Series remain Outstanding, if the aggregate amount of Property Additions released upon such basis shall exceed twenty five per centum (25%) of the amount of Net Property Additions shown in the most recent Property Additions Certificate filed with the Trustee, then the Company shall promptly notify the Trustee and, if there is only on Holder of Securities of such Series, such Holder; and the Company shall within forty-five days thereafter redeem or have otherwise retired (other than pursuant to Section 2.03 of the First Supplemental Indenture), except to the extent waived, an aggregate principal amount of Securities of such Series equal to a pro rata portion of the amount of such excess, such pro rata portion to be based upon the ratio of (a) the then Outstanding aggregate principal amount of Securities of the Second Series, to (b) the then Outstanding aggregate principal amounts of Securities of the Second Series and of the Third Series; provided, however, that to the extent the Holders of the Securities of the Third Series waive any right of redemption under Section 3.01(C) of this Second Supplemental Indenture as provided in such Section 3.01(D), an additional principal amount of Securities of the Second Series, in an amount equal the amount waived by the Holders of the Securities of the Third Series, shall be redeemed as provided in this Section 4.01(C), except to the extent waived by the Holders of the Securities of the Second Series.

         (D) With respect to the redemptions described in paragraphs (B) and (C) above, the Company shall receive a credit for any Securities of the Second Series (excluding Securities redeemed pursuant to Section 2.03 of the First Supplemental Indenture) retired prior to the respective Redemption Date. With respect to the redemptions described in paragraphs (B) and (C) above, the Redemption Price shall be the Second Series General Redemption Price, plus interest accrued to the Redemption Date. Such redemption shall be prorated among Holders of Securities of the Second Series except to the extent waived; any Holder may waive its right to such redemption by delivering a written waiver to the Trustee, in such form as the Trustee shall deem acceptable, with a copy to the Company, within ten days after the date of such notice of redemption.

         (E) Unless otherwise agreed with a majority of the Holders of the Securities of the Second Series to be Outstanding after a redemption under this Section, the Securities redeemed under this Section may not be used as a credit for the redemption of Securities provided for in Section 2.03 of the First Supplemental Indenture.

SECTION 4.02. Ownership by Minnesota Power & Light Company.

         So long as any Securities of the Second Series remain Outstanding, if the Company's entire common stock shall cease to be owned, directly or indirectly, by Minnesota Power & Light Company, then the Company shall promptly notify the Trustee and, if there is only one Holder of Securities of such Series, such Holder; and the Company shall redeem, within ninety days thereafter and upon at least thirty days' notice, all of the Securities of such Series then Outstanding at the Second Series General Redemption Price, respectively, plus interest accrued to the Redemption Date. Any Holder of such Series may waive its right to such redemption by delivering a written waiver to the Trustee, in such form as the Trustee shall deem acceptable, with a copy to the Company, within ten days after the date of such notice of redemption.

SECTION 4.03. Additional Debt Covenants.

         (A) So long as any Securities of the Second Series shall remain Outstanding, the Company shall file a Cash Flow Certificate with the Trustee on or before March 31 of each calendar year after 1996 for the period of twelve consecutive calendar months ending December 31 of the immediately preceding calendar year and stating the ratio of its Total Debt divided by its Cash Flow, determined in accordance with generally accepted accounting principles existing as of the date of the First Supplemental Indenture, as shown by such certificate ("Annual Total Debt/Cash Flow Ratio"). If the annual Total Debt/Cash Flow Ratio shall exceed the maximums specified below for the corresponding period:

               Twelve Month
               Period Ending              Maximum Total Debt/
                December 31,                     Cash Flow Ratio
               -------------                     ---------------

               1996 and thereafter                     15:1

then the Company shall promptly notify the Trustee and, if there is only one Holder of Securities of such Series, such Holder; and the Company shall redeem, within ninety days thereafter and upon at least thirty days' notice, an aggregate principal amount of the Securities of such Series then Outstanding equal to a pro rata portion of the amount sufficient to cause the Annual Total Debt/Cash Flow Ratio to equal the appropriate maximum, such pro rata portion to be based upon the ratio of (a) the then Outstanding aggregate principal amount of Securities of the Second Series, to (b) the then Outstanding aggregate principal amounts of Securities of the Second Series and of the Third Series; provided, however, that to the extent the Holders of the Securities of the Third Series waive any right of redemption under Section 3.03(A) of this Second
Supplemental Indenture as provided in such Section 3.03(A), an additional principal amount of Securities of the Second Series, in an amount equal to the amount waived by the Holders of the Securities of the Third Series, shall be redeemed as provided in this Section 4.03(A), except to the extent waived by the Holders of the Securities of the Second Series. The Redemption Price shall be the Second Series General Redemption Price, plus interest accrued to the Redemption Date. The Holders of a majority of the Securities of the Second Series then Outstanding may waive such redemption by delivering a written waiver to the Trustee, in such form as the Trustee shall deem acceptable, with a copy to the Company, within ten days after the date of such notice of redemption.

         (B) So long as any Securities of the Second Series shall remain Outstanding, the Company shall file with the Trustee, on or before March 31 of each calendar year, an Accountant's Certificate showing as of December 31 of the immediately preceding calendar year (1) the aggregate principal amount of Securities then Outstanding and (2) the net book value of property, plant and equipment, determined in accordance with generally accepted accounting principles existing as of the date of the First Supplemental Indenture, which constitute Property Additions. If such aggregate principal amount of Securities then Outstanding exceeds sixty per centum (60%) of the net book value of such property, plant and equipment then the Company shall promptly notify the Trustee and, if there is only one Holder of Securities of the Second Series, such Holder; and the Company shall redeem, within ninety days thereafter and upon at least thirty days' notice, a principal amount of the Securities of such Series then Outstanding equal to a pro rata portion of the amount necessary to cause the aggregate principal amount of Securities then Outstanding to equal sixty per centum (60%) of the net book value of such property, plant and equipment, such pro rata portion to be based upon the ratio of (a) the then Outstanding aggregate principal amount of Securities of the Second Series, to (b) the then Outstanding aggregate principal amounts of Securities of the Second Series and of the Third Series; provided, however, that to the extent the Holders of the Securities of the Third Series waive any right of redemption under Section
3.03(B) of this Second Supplemental Indenture as provided in such Section 3.03(B), an additional principal amount of Securities of the Second Series, in an amount equal to the amount waived by the Holders of the Securities of the Third Series, shall be redeemed as provided in this Section 4.03(B), except to the extent waived by the Holders of the Securities of the Second Series. The
Redemption Price shall be the Second Series General Redemption Price, plus interest accrued to the Redemption Date. The Holders of a majority of the Securities of the Second Series then Outstanding may waive such redemption by delivering a written waiver to the Trustee, in such form as the Trustee shall deem acceptable, with a copy to the Company, within ten days after the date of such notice of redemption.

         (C) So long as any Securities of the Second Series shall remain Outstanding, the Company shall file with the Trustee, on or before March 31 of each calendar year, an Accountant's Certificate showing as of December 31 of the immediately preceding calendar year (1) the Total Debt of the Company, and (2) the Company's Capitalization, determined in accordance with generally accepted accounting principles existing as of the date of the First Supplemental Indenture. If such Total Debt exceeds sixty-five per centum (65%) of Capitalization, then the Company shall promptly notify the Trustee and, if there is only one Holder of Securities of such Series, such Holder; and the Company shall redeem, within ninety days thereafter and upon at least thirty days' notice, a principal amount of the Securities of such Series then Outstanding equal to a pro rata portion of the amount necessary to cause Total Debt to equal not more. than sixty-five per centum (65%) of Capitalization, determined in accordance with generally accepted accounting principles existing as of the date of the First Supplemental Indenture, such pro rata portion to be based upon the ratio of (a) the then Outstanding aggregate principal amount of Securities of the Second Series, to (b) the then Outstanding aggregate principal amounts of Securities of the Second Series and of the Third Series; provided, however, that to the extent the Holders of the Securities of the Third Series waive any right of redemption under Section 3.03(C) of this Second Supplemental Indenture as provided in such Section 3.03(C), an additional principal amount of Securities of the Second Series, in an amount equal to the amount waived by the Holders of the Securities of the Third Series, shall be redeemed as provided in this
Section 4.03(C), except to the extent waived by the Holders of the Securities of the Second Series. The Redemption Price shall be the Second Series General Redemption Price, plus interest accrued to the Redemption Date. The Holders of a majority of the Securities of the Second Series then Outstanding may waive such redemption by delivering a written waiver to the Trustee, in such form as the Trustee shall deem acceptable, with a copy to the Company, within ten days after the date of such notice of redemption.

         (D) So long as any Securities of the Second Series shall remain Outstanding, the Holders of a majority of the Securities of such Series then Outstanding may, from time to time but not more than once during any calendar year, upon thirty days notice, request that the Company file with the Trustee, as of the end of any calendar month other than December within sixty days after the end of such month, the Cash Flow Certificate provided in Section 4.03(A) hereof and the Accountant's Certificates provided in Section 4.03(B) and 4.03(C) of this Second Supplemental Indenture. The same redemption provisions shall apply as if such Cash Flow

Certificate and Accountant's  Certificates  had been delivered  pursuant to such
Section 4.03(A), 4.03(B) or 4.03(C) of this Second Supplemental Indenture, using with respect to Section 4.03(A) hereof the maximum for the period ending on the December 31 next preceding such calendar month.

         (E) Unless otherwise agreed by a majority of the Holders of the Securities of the Second Series to be Outstanding after a redemption under this Section, the Securities redeemed under this Section may not be used as a credit for the redemption of Securities provided for in Section 2.03 of the First Supplemental Indenture.

SECTION 4.04. Restricted Payments.

         So long as any Securities of the Second Series remain Outstanding, the Company shall not declare or pay any Restricted Payments unless the Company files an Accountant's Certificate with the Trustee and, if there is only one Holder of Securities of the Second Series, sends a copy to such Holder, within thirty days prior to such declaration or payment stating that (A) the amount of such payment shall not exceed cumulative net additions to or deductions from Surplus determined in accordance with generally accepted accounting principles existing as of the date of the First Supplemental Indenture, made after December 31, 1992 (excluding any gains on sale of Property Additions during the immediately preceding 12 months in excess of twenty per centum (20%) of the net additions to Surplus made during such 12 month period); and (B) that after such payment Capital plus Surplus shall equal at least thirty-five per centum (35%) of Capitalization, determined in accordance with generally accepted accounting principles existing as of the date of the First Supplemental Indenture.

SECTION 4.05. Redemption Upon Taking of Property by Eminent Domain, etc.

           So long as any Securities of the Second Series shall remain Outstanding, any Officer's Certificate provided under Section 1006 of the Original Indenture shall also state the net book value of the Mortgaged Property described therein as taken or sold, and shall also state the net book value of such Mortgaged Property that does not constitute Property Additions. Notwithstanding anything to the contrary contained in Section 1006 of the Original Indenture, should the aggregate net book value of Mortgaged Property taken by the exercise of the power of eminent domain or sold to an entity possessing the power of eminent domain, or to its designee, under a threat, reasonably believed by the Company to be genuine, to exercise the same, be in excess of Fifteen Million Dollars ($15,000,000), the Company shall redeem, within ninety days of such taking or sale and upon at least thirty days' notice, or have otherwise retired, except to the extent waived, an aggregate principal amount of Securities of such Series then Outstanding equal to an amount determined pursuant to the next sentence, at the Redemption Price of par plus interest accrued to the Redemption Date. The principal amount of Securities of the Second Series to be redeemed pursuant to this Section 4.05 shall be calculated by dividing (1) the aggregate amount of Property Additions so taken or sold plus the aggregate net book value of all Mortgaged Property so taken or sold which are not Property Additions by (2) the amount of Net Property Additions shown on the most recent Property Additions Certificate filed with the Trustee and multiplying such ratio by the aggregate principal amount of Securities of such Series then Outstanding; provided, however, that to the extent the Holders of the Securities of the Third Series waive any right of redemption under Section 3.05 of this Second Supplemental Indenture as provided in such Section 3.05, an additional principal amount of Securities of the Second Series shall be redeemed as provided in this Section 4.05 in an amount equal to the amount waived by the Holders of the Securities of the Third Series, except to the extent waived by the Holders of the Securities of the Second Series. Such redemption shall be prorated among Holders of Securities of such Series except to the extent waived; any Holder may waive its right to such redemption by delivering a written waiver to the Trustee, in such form as the Trustee shall deem acceptable, with a copy to the Company, within ten days after the date of such notice of redemption; such waiver shall not cause a recalculation of the proration.

SECTION 4.06. Maintenance of Business.

         So long as any Securities of the Second Series remain Outstanding, if the Company ceases to continue substantially in the business of providing water and waste water utility service in the State of Florida, then the Company shall promptly notify the Trustee and, if there is only one Holder of Securities of such Series, such Holder; and the Company shall redeem, within ninety days and upon at least thirty days notice, all of the Securities of such Series then Outstanding at the Second Series General Redemption Price, plus interest accrued to the Redemption Date. Any Holder may waive its right to such redemption by delivering a written waiver to the Trustee, in such form as the Trustee shall deem acceptable, with a copy to the Company, within ten days after the date of such notice of redemption.

SECTION 4.07. Return of Redemption Moneys upon Waiver.

         Upon receipt of any waiver of redemption by any Holder, the Trustee shall return to the Company the redemption money, if any, held by the Trustee for the redemption of such Holder's Securities.

SECTION 4.08. Special Merger Provisions.

        So long as any Securities of the Second Series remain Outstanding, the Company shall not merge or consolidate with another entity unless the Company shall have filed with the Trustee, and, if there is only one Holder of Securities of such Series, such Holder, an Officer's Certificate stating that
(1) the Company or an entity directly or indirectly owned one hundred per centum (100%) by Minnesota Power & Light Company shall be the continuing and surviving corporation and, (2) after such merger or consolidation, there shall exist no Event of Default or event which, with the lapse of time or giving of notice, or both, would constitute an Event of Default, and the Company shall be able to issue at least One Dollar ($1) of Securities under the provisions of
Section 401 or 501 of the Indenture, in each case, using a Cash Flow Certificate stating an Annual Total Debt/Cash Flow Ratio not to exceed the maximums specified in Section 4.03(A) hereof (using the maximum for the period ending on the December 31 next preceding such merger) rather than the Cash Flow Certificate provided in Section 301(d) of the Original Indenture.

SECTION 4.09. Bond Purchase Agreement.

        So long as CoBank shall be the sole owner of all Securities of the Second Series then Outstanding, the Company shall redeem, within ten days, an aggregate principal amount of Securities of such Series, the redemption of which is demanded, in a certificate, signed by the President, any Vice President or any Assistant Vice President of CoBank, stating that CoBank is entitled to such redemption under the Bond Purchase Agreement dated March 1, 1993 between CoBank and the Company, describing the event giving CoBank such right of redemption, and stating that such redemption is required by terms of such Bond Purchase Agreement. The Redemption Price shall be the Second Series General Redemption Price, plus interest accrued to the Redemption Date.

SECTION 4.10. Property Additions Certificates.

So long as any Securities of the Second Series shall remain Outstanding, the Company shall file a Property Additions Certificate with the Trustee at least once during each calendar year.

SECTION 4.11. Amendment to Indenture; Acceleration.

         So long as the aggregate principal amount of Securities of the Second Series then Outstanding, combined, if and only if the Holder of a majority in aggregate principal amount of the Securities of the Second Series then Outstanding is also the Holder of a majority in aggregate principal amount of the Securities of the Third Series then Outstanding, with the aggregate principal amount of the Securities of the Third Series then Outstanding, exceeds twenty-five per centum (25%) of the aggregate principal amount of Securities of all series then Outstanding, the words "twenty-five per centum (25%)" shall be substituted for the words "thirty-three and one-third per centum (33 1/3%)" in
Section 1102 of the Original Indenture. In case any Securities of the Second Series are paid by reason of a declaration of acceleration pursuant to Section 1102 of the Original Indenture, the Company shall pay to the Holders of such Securities a premium equal to the Prepayment Surcharge, calculated as provided in Section 2.02 of this Second Supplemental Indenture with respect to the Second Series multiplied by the aggregate principal amount of such Securities so accelerated, provided that the payment of such premium does not render the Company insolvent. If the aggregate principal amount of Securities of the Second Series then Outstanding, combined, if and only if the Holder of a majority in aggregate principal amount of the Securities of the Second Series then Outstanding is also the Holder of a majority in aggregate principal amount of the Securities of the Third Series then Outstanding, with the aggregate principal amount of the Securities of the Third Series then Outstanding, exceeds twenty-five per centum (25%) of the aggregate principal amount of Securities of all series then Outstanding and an Event of Default shall exist, then the Holders of the Securities of the Second Series may demand the redemption of such Securities of the Second Series held by them upon ten days written notice to the Company and the Trustee. The Redemption Price shall be the Second Series General Redemption Price, respectively, plus interest accrued to the Redemption Date.

SECTION 4.12. Redemptions on a Business Day

         In the event any Redemption  Date for a redemption  required by Section
4.03 hereof shall not be a Business Day, interest on the principal amount then due shall accrue to and be paid on the next Business Day; provided that the Company may, at its option, upon ten (10) days prior notice to the Trustee and the Holders, satisfy a redemption required by Section 4.03 on the Business Day prior to the applicable Redemption Date at a Redemption Price equal to par plus interest accrued to such prior Business Day. Any other Redemption Date for Securities of the Second Series shall be on a Business Day.

SECTION 4.13. Amendment or Waiver of Covenants.

         The provisions of this Article Fourth may be waived or amended, at the request of the Company, with the written consent of the Holders of at least a majority of the aggregate principal amount of the Securities of the Second Series then Outstanding. So long as the aggregate principal amount of Securities of the Second Series then Outstanding, combined, if and only if the Holder of a majority in aggregate principal amount of the Securities of the Second Series then Outstanding is also the Holder of a majority in aggregate principal amount of the Securities of the Third Series then Outstanding, with the aggregate principal amount of the Securities of the Third Series then Outstanding, exceeds twenty-five per centum (25%) of the aggregate principal amount of Securities of all series then Outstanding, the provisions of this Article Fourth may not be waived nor amended without the written consent of the Holders of at least a majority of the aggregate principal amount of Securities of the Second Series then Outstanding, except as otherwise specifically provided herein.

SECTION 4.14. Covenants Superseded.

         The provisions of this Article Fourth shall supersede and replace in their entirety the covenants contained in Article Third of the First Supplemental Indenture. Notwithstanding the foregoing, Sections 3.14 and 3.17 of the First Supplemental Indenture shall remain in full force and effect.


                                  ARTICLE FIFTH

                                  Miscellaneous

SECTION 5.01. Definitions.

         Subject to the amendments provided for in this Second Supplemental Indenture, the terms defined in the Supplemented Indenture shall, for all purposes of this Second Supplemental Indenture, have the meanings specified in the Supplemented Indenture.

SECTION 5.02. Acceptance of Trust.

         The Trustee hereby accepts the trust herein created and agrees to perform the same upon the terms and conditions herein and in the Indenture set forth and upon the following terms and conditions:

         The Trustee shall not be responsible in any manner whatsoever for or in respect to the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company alone. In general each and every term and condition contained in Article Sixteen of the Original Indenture shall apply to and form part of this Second Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Second Supplemental Indenture.

SECTION 5.03. Successors and Assigns.

        Whenever in this Second Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles Fifteen and Sixteen of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Second Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 5.04. Benefit of the Parties.

         Nothing in this Second Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Securities Outstanding under the Indenture, any right, remedy or claim under or by reason of this Second Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations promises and agreements in this Second Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the Holders of the Securities Outstanding under the Indenture.

SECTION 5.05. Counterparts.

         This Second Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the Company has caused this Second Supplemental Indenture to be executed in its corporate name by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and to be attested by its Secretary or one of its Assistant Secretaries, and SunTrust Bank, Central Florida, National Association, to evidence its acceptance hereof, has caused this Second Supplemental Indenture to be executed in its corporate name by a duly authorized officer thereof and its corporate seal to be hereunto affixed
and  to  be  attested  by  a  duly  authorized   officer  thereof,  in  several
counterparts, all as of the day and year first above written.


Attest:                               FLORIDA WATER SERVICES CORPORATION,
                                      formerly known as Southern States
Dona Henry                            Utilities, Inc.
----------------------------------
                                      By:  Morris Bencini
Dona Henry, Assistant Secretary          ---------------------------------------
----------------------------------    Name: Morris Bencini
         (Print Name)                      -------------------------------------
                                      Title: Vice President - Finance and
                                               Treasurer
                                             -----------------------------------
                                      Address: 100 Color Place, Apopka, FL 32703
                                              ----------------------------------

In the presence of:

Kristi Jung
----------------------------------
             (Witness)
Kristi Jung
----------------------------------
            (Print Name)

Sally Murray
----------------------------------
             (Witness)
Sally Murray
----------------------------------
            (Print Name)

Attest:                              SUNTRUST BANK, CENTRAL FLORIDA,
                                     NATIONAL ASSOCIATION, as Trustee
Lisa George
----------------------------------
                                     By:  M. B. Daiger
Lisa George, Assistant Vice             ----------------------------------------
   President                         Name: M. Bruce Daiger
----------------------------------        --------------------------------------
         (Print Name)                Title: Vice President
                                            ------------------------------------
                                     Address:222 East Robinson Street, Suite 250
                                             -----------------------------------
                                           Orlando, FL 32801
                                     -------------------------------------------
In the presence of:

Kristi Jung
----------------------------------
             (Witness)
Kristi Jung
----------------------------------
            (Print Name)

Sally Murray
----------------------------------
             (Witness)
Sally Murray
----------------------------------
            (Print Name)


STATE OF FLORIDA         )
COUNTY OF ORANGE         )


             The foregoing instrument was executed before me, an officer duly authorized in the state and county aforesaid to administer oaths and to take acknowledgments, this 27 day of March 1997, by Morris Bencini as Vice President
- Finance of FLORIDA WATER SERVICES CORPORATION, formerly known as Southern States Utilities, Inc., a Florida corporation, on behalf of said corporation, who is personally known to me.


[SEAL]        Lisa Freeman Schutz                      Lisa Freeman Schutz
         Notary Public, State of Florida               -------------------------
           Commission No. CC 486829                    NOTARY PUBLIC
         My Commission Expires 08/07/99

 1-800-3-NOTARY  Fla. ______ Service
     & Bonding Co.



STATE OF FLORIDA              )
COUNTY OF ORANGE              )


     The foregoing instrument was executed before me, an officer duly authorized in the state and county aforesaid to administer oaths and to take acknowledgments, this 27 day of March, 1997, by M. Bruce Daiger as Vice President of SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, on behalf of said bank, who is personally known to me.


[SEAL]        Lisa Freeman Schutz                      Lisa Freeman Schutz
         Notary Public, State of Florida               -------------------------
           Commission No. CC 486829                    NOTARY PUBLIC
         My Commission Expires 08/07/99

 1-800-3-NOTARY  Fla. ______ Service
     & Bonding Co.

                               BONDHOLDER CONSENT
                               ------------------


             FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned, CoBank, ACB, f/k/a National Bank for Cooperatives, as holder of all the Securities of the Second Series presently Outstanding, hereby consents to the terms, covenants and conditions of the foregoing Second Supplemental Indenture.



                                        COBANK, ACB, f/k/a National Bank for
                                        Cooperatives

                                        By:  Thomas A. Smith
                                           ------------------------------------
                                        Name:  Thomas A. Smith
                                             ----------------------------------
                                        Title:  Senior Vice President
                                              ---------------------------------

STATE OF GEORGIA              )
COUNTY OF COBB                )

     The foregoing instrument was executed before me, an officer duly authorized in the state and county aforesaid to administer oaths and to take acknowledgments, this 31 day of March, 1997, by Thomas A. Smith, Senior Vice President of COBANK, ACB, f/k/a National Bank for Cooperatives, on behalf of said corporation, who is personally known to me or who produced as identification.
--------------------------


                                        Susan L. South
                                        ------------------------------------
                                        NOTARY PUBLIC

                                        Susan L. South
                                        ------------------------------------
                                        Print Name